THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR.

IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            FIRST COMMONWEALTH, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 25, 1999
                                       BY
                            FLOSS ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF
                          THE GUARDIAN LIFE INSURANCE
                               COMPANY OF AMERICA

    As set forth under Section 3--"Procedures for Tendering Shares" in the Offer to Purchase dated May 25, 1999, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock, par value $.001 per share, together with the associated preferred stock purchase rights (together, the "Shares") of First Commonwealth, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit Certificates and all other required documents to reach First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares".

                        THE DEPOSITARY FOR THE OFFER IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

           BY HAND:                        BY MAIL:                 BY OVERNIGHT COURIER:
FIRST CHICAGO TRUST COMPANY OF  FIRST CHICAGO TRUST COMPANY OF  FIRST CHICAGO TRUST COMPANY OF
           NEW YORK                        NEW YORK                        NEW YORK
 c/o Securities Transfer and          Corporate Actions               Corporate Actions
   Reporting Services Inc.                Suite 4660                      Suite 4680
   Attn: Corporate Actions              P.O. Box 2569             14 Wall Street, 8th Floor
 100 William Street, Galleria     Jersey City, NJ 07303-2569          New York, NY 10005
      New York, NY 10038

                                FOR INFORMATION:
                     Fax: (201) 222-4720 or (201) 222-4721
                      Confirmation of Fax: (201) 222-4707

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    THE UNDERSIGNED HEREBY TENDERS TO FLOSS ACQUISITION CORP., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, A NEW YORK CORPORATION, UNDER THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, RECEIPT OF EACH OF WHICH IS HEREBY ACKNOWLEDGED, THE NUMBER OF SHARES INDICATED BELOW PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES DESCRIBED IN THE OFFER TO PURCHASE UNDER SECTION 3--"PROCEDURES FOR TENDERING SHARES".

NAME OF RECORD HOLDER(S): ______________________________________________________

________________________________________________________________________________

ADDRESS(ES): ___________________________________________________________________

________________________________________________________________________________

AREA CODE(S) AND TEL. NO(S).: __________________________________________________

SIGNATURE(S): __________________________________________________________________

DATE: __________________________________________________________________________

NUMBER OF SHARES: ______________________________________________________________

CERTIFICATE NUMBER(S) (IF AVAILABLE): __________________________________________

IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, CHECK BOX:

/ / THE DEPOSITORY TRUST COMPANY

ACCOUNT NUMBER: ________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution, hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the Certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or with any required signature guarantees and any other required documents, all within three Nasdaq National Market trading days (as defined in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase) after the date hereof.

                Name of Firm:                              Authorized Signature:

                                               Name:

Address:                                       Title:

                                   (Zip Code)

Area Code and Tel. No.:                        Date:

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3